RenaissanceRe Reports Operating Income of $194.7 Million for the Second Quarter of 2007 or $2.69 Per Common Share

Net Income of $183.2 Million for the Second Quarter of 2007 or $2.53 Per Common Share

Book Value Per Common Share Grows by 5.9% in the Second Quarter of 2007

Pembroke, Bermuda, July 31, 2007 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $194.7 million in second quarter operating income available to common shareholders compared to $154.8 million in the second quarter of 2006. Operating income excludes net realized investment losses of $11.6 million and $24.3 million in the second quarters of 2007 and 2006, respectively. Operating income per diluted common share was $2.69 in the second quarter of 2007, compared to $2.15 in the second quarter of 2006. Net income available to common shareholders was $183.2 million or $2.53 per diluted common share in the quarter, compared to net income available to common shareholders of $130.4 million or $1.81 per diluted common share for the same quarter of 2006.

Neill A. Currie, CEO, commented: “We are pleased to report another quarter of strong financial performance with an annualized operating ROE of over 28% and 5.9% growth in book value per share. We generated solid underwriting profits, despite the U.K. floods, achieved strong investment income and participated in the creation of another new fully-collateralized joint venture during the quarter, Starbound II, which helped bring additional capacity to our clients.”

Mr. Currie added: “Our focus is on underwriting as much attractive business as possible rather than trying to achieve premium volume targets. Through the first six months, we have written more property catastrophe reinsurance and less individual risk insurance than originally contemplated. I’m very pleased with the in-force portfolio of risks that our team has constructed.”

SECOND QUARTER 2007 RESULTS

Underwriting Results

Gross premiums written for the second quarter of 2007 were $845.9 million, a $103.3 million increase from the second quarter of 2006. As described in more detail below, the Company generated $133.6 million of underwriting income and had a combined ratio of 62.7% in the second quarter of 2007, compared to $120.0 million of underwriting income and a 72.2% combined ratio in the second quarter of 2006. The Company's underwriting results for the second quarter of 2007 were driven by an attractive market for the Company's core products and strong renewals and signings by the Company's reinsurance operating subsidiaries, including the inception of an assumed portfolio transfer of a personal lines property quota share reinsurance contract representing $75.4 million of gross premiums written within the Company's speciality unit. Offsetting the factors noted above were losses from flooding in the United Kingdom ("U.K.") and a softening market for other products offered by the Company, which resulted in the Company determining not to renew certain business. In addition, the Company experienced $59.1 million of favorable development on prior year reserves in the second quarter of 2007, compared to $11.3 million of favorable development in the second quarter of 2006.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment increased $43.9 million to $606.2 million in the second quarter of 2007, compared to $562.3 million in the second quarter of 2006. The increase in gross premiums written was primarily driven by the impact of an assumed portfolio transfer of a personal lines property quota share reinsurance contract which resulted in $75.4 million of gross premiums written in the quarter within the Company’s specialty unit. Also included in gross premiums written within the Reinsurance segment is $65.8 million of premium that was written on behalf of a new fully-collateralized joint venture, Starbound Reinsurance II Limited. (“Starbound

II”), in return for a profit commission and an expense override. The premium is ceded to this joint venture, and therefore, does not impact the Company’s net premiums written.

The Reinsurance segment generated $121.1 million of underwriting income and had a combined ratio of 46.5% in the second quarter of 2007, compared to $129.3 million of underwriting income and a combined ratio of 53.5% in the second quarter of 2006. Included in the Reinsurance segment underwriting results for the second quarter of 2007 are $53.0 million of net claims and claim expenses associated with the flooding that occurred in the U.K. in the second quarter of 2007. The Company currently estimates a net negative impact from this event of $41.4 million. Net negative impact includes the sum of net claims and claims expenses incurred and minority interest. The Reinsurance segment experienced $49.7 million of favorable development on prior year reserves or a decrease of 22.0 percentage points to the Company’s Reinsurance segment quarterly loss ratio in the second quarter of 2007, compared to $2.8 million of favorable development or a decrease of 1.0 percentage point to the Reinsurance segment quarterly loss ratio in the second quarter of 2006. The favorable development in the second quarter of 2007 was principally the result of lower than expected claims emergence.

Individual Risk

Gross premiums written for the Company’s Individual Risk segment increased $27.6 million to $238.4 million in the second quarter of 2007, compared to $210.8 million in the second quarter of 2006. The increase in gross premiums written was primarily due to an increase in the Company’s commercial multi-line premium.

The Individual Risk segment generated $12.5 million of underwriting income and had a combined ratio of 90.7% in the second quarter of 2007, compared to a $9.3 million underwriting loss and a 106.1% combined ratio in the second quarter of 2006. The increase in underwriting income in the second quarter of 2007 compared to the second quarter of 2006 was primarily due to a lower net claims and claim expense ratio and underwriting expense ratio. The Individual Risk segment experienced favorable development of $9.5 million and $8.5 million on prior year reserves in the second quarters of 2007 and 2006, respectively, principally attributable to lower than expected claims emergence.

Starbound II

During the second quarter of 2007, the Company participated in the establishment of a new fully-collateralized joint venture, Starbound II. Similar to Starbound Reinsurance Limited (“Starbound Re”) which was established in the second quarter of 2006, this joint venture enabled the Company to write additional property catastrophe excess of loss reinsurance business for the Company’s clients that it may not have otherwise written due to portfolio management or other considerations. The premium for this joint venture is reflected in gross and ceded premiums written, and therefore, has no impact on the Company’s net premiums written. The underwriting result on this business, net of a profit commission and expense override, accrues to the investors in the joint venture. The limit ceded to this joint venture, including any reinstatable limits, is fully-collateralized by highly-rated short term and fixed maturity investments as well as the premium receivable.

In conjunction with the Starbound II transaction, the Company made a $10.0 million equity investment in Starbound II, representing a 9.8% ownership interest. This equity investment is accounted for under the equity method of accounting.

Other Items

•

Net investment income for the second quarter of 2007 was $118.1 million, compared to $74.0 million for the same quarter in 2006 as a result of strong returns from the Company's hedge fund and private equity investments and higher average invested assets in the Company’s portfolio of fixed maturity investments available for sale and short term investments. Other investments, which include the Company’s hedge fund and private equity investments, generated $41.6 million of net investment income in the second quarter of 2007 compared with $11.1 million in the second quarter of 2006.

•

During the second quarter of 2007, the Company incurred $12.1 million of other than temporary impairment charges on the Company’s fixed maturity investments available for sale, compared to $23.7 million in the second quarter of 2006.

•	The Company’s cash flows from operations were $190.7 million for the second quarter of 2007, compared to $237.4 million for the second quarter of 2006.

PREMIUM FORECASTS

The Company is revising its annual premium forecasts. Previously, the Company was forecasting a 15% decline in its managed catastrophe premiums for the year. The Company now expects its managed catastrophe premiums for the year will decrease by approximately 5% from 2006. In addition, the Company now expects its specialty reinsurance premiums to grow by approximately 35% in 2007; the Company’s previous guidance was for its specialty reinsurance premiums to be essentially flat for the year. The Company now expects its Individual Risk premiums to be down by at least 10% in 2007; the Company’s previous guidance was for its Individual Risk premiums to be essentially flat for the year. The reduction in the Company’s expected decline in managed catastrophe premiums for 2007 is due to better than expected renewals during the second quarter of 2007. The increase in the Company’s specialty reinsurance premium forecast for 2007 is due principally to one large transaction that incepted in the second quarter of 2007. The decrease in the Company’s forecasted Individual Risk premium is due to softening market conditions.

This press release includes certain non-GAAP financial measures including “operating income”, “operating income per common share – diluted”, “operating return on average common equity - annualized” and “managed catastrophe premium”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the Investors section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, August 1, 2007 at 8:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly report on Form 10-Q for the quarter ending March 31, 2007.

INVESTOR CONTACT: Fred R. Donner Executive Vice President or Todd R. Fonner Senior Vice President RenaissanceRe Holdings Ltd. (441) 295-4513	MEDIA CONTACT: David Lilly or Dawn Dover Kekst and Company (212) 521-4800

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

For the three and six months ended June 30, 2007 and 2006

(in thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues
Gross premiums written	$845,860	$742,551	$1,478,589	$1,490,943
Net premiums written	$609,842	$512,244	$1,180,869	$1,210,079
Increase in unearned premiums	(251,388)	(81,303)	(459,797)	(427,466)
Net premiums earned	358,454	430,941	721,072	782,613
Net investment income	118,140	74,012	226,155	154,446
Net foreign exchange (losses) gains	(373)	(2,441)	4,794	582
Equity in earnings of other ventures	9,675	9,221	20,376	15,773
Other loss	(5,498)	(84)	(7,701)	(1,763)
Net realized losses on investments	(11,566)	(24,348)	(7,481)	(41,104)
Total revenues	468,832	487,301	957,215	910,547
Expenses
Net claims and claim expenses incurred	138,854	207,336	284,846	306,514
Acquisition expenses	59,509	74,597	123,238	143,411
Operational expenses	26,527	29,056	55,051	49,987
Corporate expenses	4,927	5,571	11,931	11,310
Interest expense	7,195	10,370	19,174	19,671
Total expenses	237,012	326,930	494,240	530,893
Income before minority interest and taxes	231,820	160,371	462,975	379,654
Minority interest - DaVinciRe	(37,399)	(21,207)	(66,506)	(52,664)
Income before taxes	194,421	139,164	396,469	326,990
Income tax expense	(680)	(94)	(787)	(277)
Net income	193,741	139,070	395,682	326,713
Dividends on preference shares	(10,575)	(8,662)	(21,711)	(17,325)
Net income available to common shareholders	$183,166	$130,408	$373,971	$309,388
Operating income available to common shareholders
per Common Share - diluted (1)	$2.69	$2.15	$5.26	$4.88
Net income available to common shareholders
per Common Share - basic	$2.57	$1.84	$5.25	$4.36
Net income available to common shareholders
per Common Share - diluted	$2.53	$1.81	$5.16	$4.31
Average shares outstanding - basic	71,259	71,049	71,270	70,992
Average shares outstanding - diluted	72,430	71,926	72,472	71,856
Net claims and claim expense ratio	38.7%	48.1%	39.5%	39.2%
Underwriting expense ratio	24.0%	24.1%	24.7%	24.7%
Combined ratio	62.7%	72.2%	64.2%	63.9%
Operating return on average common equity - annualized (1)	28.5%	31.3%	28.8%	36.8%

(1) Excludes net realized losses on investments (see - “Comments on Regulation G”)

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of U.S. dollars, except per share amounts)

	At
	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,179,189	$3,111,930
Short term investments, at cost	2,268,172	2,410,971
Other investments, at fair value	661,709	592,829
Investments in other ventures, under equity method	235,371	227,075
Total investments	6,344,441	6,342,805
Cash and cash equivalents	266,455	214,399
Premiums receivable	927,657	419,150
Ceded reinsurance balances	241,488	133,971
Losses recoverable	236,990	301,854
Accrued investment income	41,824	41,234
Deferred acquisition costs	171,931	106,918
Receivable for investments sold	248,406	61,061
Other assets	134,190	147,634
Total assets	$8,613,382	$7,769,026
Liabilities, Minority Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,128,216	$2,098,155
Reserve for unearned premiums	1,145,739	578,424
Debt	450,000	450,000
Subordinated obligation to capital trust	—	103,093
Reinsurance balances payable	344,945	395,083
Payable for investments purchased	255,852	88,089
Other liabilities	114,406	125,401
Total liabilities	4,439,158	3,838,245
Minority interest - DaVinciRe	714,186	650,284
Shareholders’ Equity
Preference shares	650,000	800,000
Common shares	72,266	72,140
Additional paid-in capital	283,693	284,123
Accumulated other comprehensive income	12,939	25,217
Retained earnings	2,441,140	2,099,017
Total shareholders’ equity	3,460,038	3,280,497
Total liabilities, minority interest and shareholders’ equity	$8,613,382	$7,769,026
Book value per common share	$38.88	$34.38
Common shares outstanding	72,266	72,140

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data - Segment Information

(in thousands of U.S. dollars)

	Three months ended June 30, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$606,215	$238,391	$1,254	$—	$845,860
Net premiums written	$428,355	$181,487		—	$609,842
Net premiums earned	$225,987	$132,467		—	$358,454
Net claims and claim expenses incurred	62,528	76,326		—	138,854
Acquisition expenses	25,927	33,582		—	59,509
Operational expenses	16,451	10,076		—	26,527
Underwriting income	$121,081	$12,483		—	133,564
Net investment income				118,140	118,140
Equity in earnings of other ventures				9,675	9,675
Other loss				(5,498)	(5,498)
Interest and preference share dividends				(17,770)	(17,770)
Minority interest - DaVinciRe				(37,399)	(37,399)
Other items, net				(5,980)	(5,980)
Net realized losses on investments				(11,566)	(11,566)
Net income available to common shareholders				$49,602	$183,166

Net claims and claim expenses incurred - current accident year	$112,208	$85,793			$198,001
Net claims and claim expenses incurred - prior accident years	(49,680)	(9,467)			(59,147)
Net claims and claim expenses incurred - total	$62,528	$76,326			$138,854

Net claims and claim expense ratio - current accident year	49.7%	64.8%			55.2%
Net claims and claim expense ratio - prior accident years	(22.0%)	(7.1%)			(16.5%)
Net claims and claim expense ratio - calendar year	27.7%	57.7%			38.7%
Underwriting expense ratio	18.8%	33.0%			24.0%
Combined ratio	46.5%	90.7%			62.7%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended June 30, 2006
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$562,325	$210,829	$(30,603)	$—	$742,551
Net premiums written	$361,558	$150,686		—	$512,244
Net premiums earned	$278,061	$152,880		—	$430,941
Net claims and claim expenses incurred	97,945	109,391		—	207,336
Acquisition expenses	31,091	43,506		—	74,597
Operational expenses	19,763	9,293		—	29,056
Underwriting income (loss)	$129,262	$(9,310)		—	119,952
Net investment income				74,012	74,012
Equity in earnings of other ventures				9,221	9,221
Other loss				(84)	(84)
Interest and preference share dividends				(19,032)	(19,032)
Minority interest - DaVinciRe				(21,207)	(21,207)
Other items, net				(8,106)	(8,106)
Net realized losses on investments				(24,348)	(24,348)
Net income available to common shareholders				$10,456	$130,408

Net claims and claim expenses incurred - current accident year	$100,776	$117,892			$218,668
Net claims and claim expenses incurred - prior accident years	(2,831)	(8,501)			(11,332)
Net claims and claim expenses incurred - total	$97,945	$109,391			$207,336

Net claims and claim expense ratio - current accident year	36.2%	77.1%			50.7%
Net claims and claim expense ratio - prior accident years	(1.0%)	(5.5%)			(2.6%)
Net claims and claim expense ratio - calendar year	35.2%	71.6%			48.1%
Underwriting expense ratio	18.3%	34.5%			24.1%
Combined ratio	53.5%	106.1%			72.2%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars)

	Six months ended June 30, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,122,182	$361,707	$(5,300)	$—	$1,478,589
Net premiums written	$904,574	$276,295		—	$1,180,869
Net premiums earned	$480,766	$240,306		—	$721,072
Net claims and claim expenses incurred	154,655	130,191		—	284,846
Acquisition expenses	54,289	68,949		—	123,238
Operational expenses	34,642	20,409		—	55,051
Underwriting income	$237,180	$20,757		—	257,937
Net investment income				226,155	226,155
Equity in earnings of other ventures				20,376	20,376
Other loss				(7,701)	(7,701)
Interest and preference share dividends				(40,885)	(40,885)
Minority interest - DaVinciRe				(66,506)	(66,506)
Other items, net				(7,924)	(7,924)
Net realized losses on investments				(7,481)	(7,481)
Net income available to common shareholders				$116,034	$373,971

Net claims and claim expenses incurred - current accident year	$234,614	$156,452			$391,066
Net claims and claim expenses incurred - prior accident years	(79,959)	(26,261)			(106,220)
Net claims and claim expenses incurred - total	$154,655	$130,191			$284,846

Net claims and claim expense ratio - current accident year	48.8%	65.1%			54.2%
Net claims and claim expense ratio - prior accident years	(16.6%)	(10.9%)			(14.7%)
Net claims and claim expense ratio - calendar year	32.2%	54.2%			39.5%
Underwriting expense ratio	18.5%	37.2%			24.7%
Combined ratio	50.7%	91.4%			64.2%

(1) Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Six months ended June 30, 2006
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,146,099	$381,553	$(36,709)	$—	$1,490,943
Net premiums written	$910,015	$300,064		—	$1,210,079
Net premiums earned	$491,434	$291,179		—	$782,613
Net claims and claim expenses incurred	134,625	171,889		—	306,514
Acquisition expenses	59,597	83,814		—	143,411
Operational expenses	32,307	17,680		—	49,987
Underwriting income	$264,905	$17,796		—	282,701
Net investment income				154,446	154,446
Equity in earnings of other ventures				15,773	15,773
Other loss				(1,763)	(1,763)
Interest and preference share dividends				(36,996)	(36,996)
Minority interest - DaVinciRe				(52,664)	(52,664)
Other items, net				(11,005)	(11,005)
Net realized losses on investments				(41,104)	(41,104)
Net income available to common shareholders				$26,687	$309,388

Net claims and claim expenses incurred - current accident year	$176,489	$183,259			$359,748
Net claims and claim expenses incurred - prior accident years	(41,864)	(11,370)			(53,234)
Net claims and claim expenses incurred - total	$134,625	$171,889			$306,514

Net claims and claim expense ratio - current accident year	35.9%	62.9%			46.0%
Net claims and claim expense ratio - prior accident years	(8.5%)	(3.9%)			(6.8%)
Net claims and claim expense ratio - calendar year	27.4%	59.0%			39.2%
Underwriting expense ratio	18.7%	34.9%			24.7%
Combined ratio	46.1%	93.9%			63.9%
(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data

(in thousands of U.S. dollars)

	Three months ended		Six months ended
Reinsurance Segment	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Renaissance catastrophe premiums	$340,913	$377,063	$580,940	$660,859
Renaissance specialty premiums	93,258	27,736	200,848	149,580
Total Renaissance premiums	434,171	404,799	781,788	810,439
DaVinci catastrophe premiums	171,915	155,430	330,852	312,344
DaVinci specialty premiums	129	2,096	9,542	23,316
Total DaVinci premiums	172,044	157,526	340,394	335,660
Total Reinsurance premiums	$606,215	$562,325	$1,122,182	$1,146,099
Total specialty premiums	$93,387	$29,832	$210,390	$172,896
Total catastrophe premiums	$512,828	$532,493	$911,792	$973,203
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	26,822	24,270	63,725	50,055
Catastrophe premiums assumed from the Individual Risk segment	1,254	(28,990)	(5,300)	(35,096)
Total managed catastrophe premiums (2)	540,904	527,773	970,217	988,162
Managed premiums assumed for fully-collateralized joint ventures	(65,798)	(111,253)	(59,363)	(111,253)
Total managed catastrophe premiums, net of fully-collateralized joint ventures (2)	$475,106	$416,520	$910,854	$876,909
(1) Top Layer Re is accounted for under the equity method of accounting.
(2) See Comments on Regulation G.

	Three months ended		Six months ended
Individual Risk Segment	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Commercial multi-line	$161,125	$137,162	$220,266	$203,989
Commercial property	75,013	78,407	117,518	132,409
Personal lines property	2,253	(4,740)	23,923	45,155
Total Individual Risk premiums	$238,391	$210,829	$361,707	$381,553

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income” as used herein differs from “net income available to common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company’s management believes that “operating income” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses “operating income” to calculate “operating income per common share – diluted” and “operating return on average common equity – annualized.” The following is a reconciliation of: 1) net income available to common shareholders to operating income available to common shareholders; 2) net income available to common shareholders per common share – diluted to operating income available to common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Six months ended
(In thousands of U.S. dollars, except for per share amounts)	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income available to common shareholders	$183,166	$130,408	$373,971	$309,388
Adjustment for net realized losses on investments	11,566	24,348	7,481	41,104
Operating income available to common shareholders	$194,732	$154,756	$381,452	$350,492

Net income available to common shareholders per common share - diluted	$2.53	$1.81	$5.16	$4.31
Adjustment for net realized losses on investments	0.16	0.34	0.10	0.57
Operating income available to common shareholders
per common share - diluted	$2.69	$2.15	$5.26	$4.88

Return on average common equity - annualized	26.8%	26.4%	28.2%	32.5%
Adjustment for net realized losses on investments	1.7%	4.9%	0.6%	4.3%
Operating return on average common equity - annualized	28.5%	31.3%	28.8%	36.8%

The Company has also included in this Press Release “managed catastrophe premiums” and “managed catastrophe premiums, net of fully-collateralized joint ventures.” “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting. “Managed catastrophe premiums, net of fully-collateralized joint ventures” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to: 1) the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting; and 2) the deduction of catastrophe premiums that are written by the Company and ceded directly to the Company’s fully-collateralized joint ventures which include Starbound Re, Starbound II and Timicuan Reinsurance Ltd. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. The Company believes “managed catastrophe premiums, net of fully-collateralized joint ventures” is also a useful measure to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures, net of catastrophe premiums written directly on behalf of the Company’s fully-collateralized joint ventures.